EXHIBIT 10.18

AMENDMENT NO. 5 TO THE

PIONEER NATURAL RESOURCES USA, INC.

401(k) AND MATCHING PLAN

(Amended and Restated Effective as of January 1, 2008)

THIS AMENDMENT NO. 5 is made and entered into by Pioneer Natural Resources USA, Inc. (the “Company”):

WITNESSETH:

WHEREAS, the Company maintains the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan (the “Plan”); and

WHEREAS, pursuant to Section 8.3 of the Plan, the Benefit Plan Design Committee (the “Committee”) of the Company maintains the authority to amend the Plan at any time; and

WHEREAS, the Committee desires to amend the Plan to comply with the Worker, Retiree and Employer Recovery Act of 2008.

NOW THEREFORE, the Plan is hereby amended effective January 1, 2009, as follows.

1.	Section 6.1(g) is hereby added to the Plan as follows:

(g)    In accordance with Section 6.1(d) of the Plan, for calendar year 2009, required minimum distributions will be made under the Plan as set forth in Section 6.1(d) unless otherwise elected by the Participant. If a Participant receives his or her required minimum distribution for calendar year 2009, the Participant has the option of exercising his or her direct rollover right to an eligible retirement plan as discussed under Section 6.11.

NOW, THEREFORE, be it further provided that except as provided above, the Plan shall continue to read in its current state.

IN WITNESS WHEREOF, the Company has executed this Fifth Amendment this 12th day of December, 2011 to be effective as specified above.

PIONEER NATURAL RESOURCES USA, INC.

By: /s/ Larry N. Paulsen

Name: Larry N. Paulsen

Title: Vice President, Administration and

Risk Management